Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Nos. 333-217639, 333-266597, 333-266600, 333-17773, and 333-280345) on Form S-8 and (No. 333-229162) on Form S-3 of Gray Media, Inc. of our report dated June 26, 2024, relating to our audit of the financial statements of the Gray Television, Inc. Capital Accumulation Plan, which appears in this Annual Report on Form 11-K of the Gray Television, Inc. Capital Accumulation Plan for the year ended December 31, 2024.

/s/ RSM US LLP

Atlanta, Georgia
June 26, 2025

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